UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

874 Sinclair Road, Oakville ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 15, 2014, management of Tim Hortons Inc. (the “Corporation”) issued a press release announcing preliminary 2014 same-store sales growth results for the third quarter to-date, consisting of the 9-weeks ending August 31, 2014. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the attached press release is summary information that is intended to be considered in the context of the Corporation’s Securities and Exchange Commission filings and other public announcements. The Corporation undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that section. Furthermore, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be incorporated by reference into the filings of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 15, 2014

Additional Information

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It is intended that filings will be made with the SEC in connection with the transaction, including a registration statement on Form S-4 that will include a joint information statement/circular and other relevant documents to be mailed by Tim Hortons and Burger King to their respective security holders in connection with the proposed transaction of Tim Hortons and Burger King. The joint information statement/circular will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT INFORMATION STATEMENT/CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Tim Hortons, Burger King, Holdings, the Partnership and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. In addition, a copy of the joint information statement/circular (when it becomes available) may be obtained free of charge from Tim Hortons’ internet website for investors www.timhortons-invest.com, or from Burger King’s investor relations website at http://investor.bk.com. Investors and security holders may also read and copy any reports, statements and other information filed by Tim Hortons or Burger King, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Certain Information Regarding Participants

Tim Hortons, Burger King, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tim Hortons’ directors and executive officers is available in its management proxy circular filed by Tim Hortons on the SEDAR website maintained by the Canadian Securities Administrators at http://www.sedar.com on March 21, 2014 in connection with its 2014 annual meeting of shareholders, and information regarding Burger King’s directors and executive officers is available in its proxy statement filed with the SEC by Burger King on April 2, 2014 in connection with its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint information statement/circular and other relevant materials to be filed with the SEC and the Canadian securities regulators when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: September 15, 2014	By:	/s/ Jill E. Sutton
Jill E. Sutton Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated September 15, 2014